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                                                                    EXHIBIT 21.1

                                 PUBLICARD, INC
                            AND SUBSIDIARY COMPANIES

                        LIST OF SIGNIFICANT SUBSIDIARIES




                                                              State of Jurisdiction
Subsidiary                                                    of Incorporation
----------                                                    ----------------
Absec Ltd.                                                    Northern Ireland
Amazing Smart Card Technologies, Inc.                         California
Boxsterview, Inc.                                             Delaware
Continental Distilling Corporation                            Delaware
Darkrats, Inc.                                                Delaware
Fentronics, Inc.                                              Delaware
Greenwald Industries, Inc.                                    Delaware
Greenwald Intellicard, Inc.                                   Delaware
Greystone Peripherals, Inc.                                   California
Hanten Acquisition Co.                                        Delaware
Kidde Systems, Inc.                                           Delaware
LTA Disposition Corporation                                   Delaware
Nevco Housewares, Inc.                                        Delaware
Orr-Schelen-Mayeron & Associates, Inc.                        Minnesota
Publicker Chemical Corporation                                Louisiana
Publicker Gasohol, Inc.                                       Delaware
Publicker, Inc.                                               Delaware
Rouglas-Dandall, Inc.                                         Delaware
Sagrocry, Inc.                                                Pennsylvania
Tritheim Technologies, Inc.                                   Florida